UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2010

SSI INVESTMENTS II LIMITED

 (Exact Name of Registrant as Specified in Charter)

Republic of Ireland	333-169857	None
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 324-3000

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2010, the Board of Directors (the “Board”) of SSI Investments II Limited (the “Company”) appointed Eugene Regan to serve as an additional independent director of the Company.  Currently, Mr. Regan has not been named to serve on any committee of the Board.  In connection with his appointment to the Board, Mr. Regan will be compensated as a director pursuant to the Company’s compensation programme for non-executive directors, which provides, among other things, that non-executive directors of the Company shall receive cash compensation as follows: (a) an annual retainer of $25,000; (b) in respect of the fifth and each succeeding Board meeting held in person in each financial year, a payment of $1,500 for each such meeting, the aggregate of such additional payments in any one financial year not to exceed $15,000; and (c) reimbursement of all reasonable vouched out of pocket expenses incurred in the performance of duties as a non-executive director.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSI Investments II Limited
Date: December 21, 2010	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer